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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and the use of our report dated September 11,
1995, in the Registration Statement (Form S-3 No. 333-    ) and related
Prospectus of Respironics, Inc. (the "Company") for the registration of 3,484,500 shares of its Common Stock. We also consent to the incorporation by reference of our report dated September 11, 1995, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Pittsburgh, Pennsylvania
February 21, 1996